CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our Firm in the Post Effective Amendment to the Registration Statement on Form N-1A of Northern Lights Fund Trust regarding the Prospectus and Statement of Additional Information of Toews Hedged International Developed Markets Fund, Toews Hedged Emerging Markets Fund, Toews Hedged High Yield Bond Fund, Toews Hedged Large-Cap Fund and Toews Hedged Small & Mid Cap Fund, each a series of the Northern Lights Fund Trust.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

February 23, 2010